EXHIBIT 10.59



                         SUMMARY OF B'LINEA MASTER AGREEMENT
                         -----------------------------------

     Paragraph 1.1 of the Agreement defines "Patents and Patent Applications" as including  U.S. Patents  5,016,305 and  5,126,004  as well  as U.S.  Patent

     Application   S.N.  07/864,318   (abandoned   ???)   and  Canadian   Patent

     Applications Reg.  Nos. 2,026,822  and 2,026,817  (current status  unknown,

     presume still  pending, but should  request status advice from  B'Linea per

     Paragraph 1.1)



     Paragraph  2   of  the   Agreement  defines   "Technology"  as   "drawings,

     specifications  and any  of the  documentation,  including computer  files,

     relating to  the Patents and  Patent Applications" which are  "necessary to enable Simmons to exploit  the Patents and Patent  Applications transferred pursuant to this Agreement"



                                                            .

     Paragraph 3 of the Agreement defines "Purchase Price":

          Under Paragraph 3a, Simmons  agreed to pay $  858,997 for transfer  of the Patents, Patent Applications and Technology as follows:

               On or before 1/1/94  - $ 267,667
               On or before 1/1/95  - $ 304,930
               On or before 1/1/96  - $ 286,400

          Under Paragraph 3b, Simmons  agreed to pay $  200,000 for transfer  of the Canadian Patents  (the term "Canadian Patents" does  not appear to be defined in the Agreement, although it  seems clear that it is meant to  cover  patents  issuing  from  the  Canadian  Patent  Applications identified in Paragraph 1.1 which have not yet issued) as follows:

               If Canadian Patents issue by 1/2/96 - $ 133,333 upon issuance and $ 66,607 on 1/2/96 + interest at 7% from issue date to 1/2/96

               If Canadian Patents issue after 1/2/96 - $ 200,000 upon issuance.

          Under Paragraph (3c), any payments not paid when due bear 1.5%

          interest per month



          Paragraph 6 of the Agreement covers "Invalidity of Patents":

          Under Paragraph  6(a) - If  all of  the U.S. Patents  "are invalidated
                                      ----                           -----------

          following a challenge  presented to the  U.S. Patent Office or  a U.S.

          court of law by a third party, then B'Linea will refund to Simmons 80%
                            -------------                  ---------------------

          of all of  the paid  up portion of  the purchase  price (sic) ...  and
          ----------------------------------------------------------------------

          Simmons is not responsible for 80% of the remaining payments due."
          ------------------------------------------------------------------



          Under Paragraph 6(a) -  "If some but not  all of the U.S. Patents  are
                                      ------------------

          totally invalidated, then  the parties will negotiate in  good faith a
          ---------------------                       --------------------------

          fair  reduction of  the 80%  portion of  the Purchase  Price." If  the
          -------------------------------------

          parties cannot agree, then subject to arbitration.

     Under Paragraph  6(b) -  If all  of the  Canadian Patents "are  invalidated
                                 -----                               -----------

     following a challenge presented to the Canadian Patent Office or a Canadian court of  law by a third party, then B'Linea  will refund to Simmons 20% of
                        -------------                   ------------------------

     all of the paid  up portion of the purchase price (sic)  ... and Simmons is
     ---------------------------------------------------------------------------

     not responsible for 20% of the remaining payments due."
     -------------------------------------------------------



     Under Paragraph  6(b) - "If  some but not all  of the Canadian  Patents are
                                  ------------------

     totally invalidated,  then the parties will negotiate  in good faith a fair
     ----------------------                      -------------------------------

     reduction of the 20% portion of the  Purchase Price." If the parties cannot
     -----------------------------

     agree, then subject to arbitration.



     Under Paragraph 6(c)  - "If all  of the U.S.  patents and if,  at the  same
                                 -----

     time, all of the Canadian patents ... are invalidated following a challenge
                                               ------------

     presented  to the  U.S. or Canadian  Patent Offices  or a U.S.  or Canadian

     court of law by a third party, then B'Linea will  refund to Simmons 100% of
                       -------------                   -------------------------

     all  of the paid up portion of the  purchase price (sic) ... and Simmons is
     ---------------------------------------------------------------------------

     not responsible for any of the remaining payments due."
     -------------------------------------------------------



     Under Paragraph 6(d) - If "some but not all of the Patents" are invalidated
                               ------------------                    -----------

     or materially narrowed upon  a challenge made by a third  party in the U.S.
     -----------------------                            -------------

     or Canadian Patent  Office or a  U.S. or  Canadian court of  law, then  the parties will negotiate  in good faith a fair  reduction of Purchase Price."
                  --------------------------------------------------------------

     If the parties cannot agree, then subject to arbitration.

          Under Paragraph 6(d) - A  primary concern in an arbitration proceeding under  this  Agreement "will  be  the  amount  of negative  impact  on

          Simmons'  sales  and  lost  profits  caused  by  ...  invalidation  or narrowing of said Patents."



     Paragraph 17 of the Agreement specifies the procedures for carrying out any

     "Arbitration" proceedings.

                                  MASTER  AGREEMENT
                                  -----------------

         This Agreement is made as of this 7th day of December 1993, between

     Simmons Company,  a corporation  having  its  principal place  of business at  One Concourse parkway, Suite 600, Atlanta, Georgia 30328

     "Simmons"), and N.V. B'Linea, a company having its principal place of business at Beersel (LOT), Belgium ("B'Linea").



                1.   Rights Transferred.
                     -------------------

                     1.1 Subject only to its retained security interest,

     B'Linea  agrees to assign  to Simmons its  rights in all  U.S. and Canadian patents and  all U.S.  and Canadian patent  applications (the  "Patents and

     Patent Applications") held or controlled by B'Linea with regard to a method and apparatus for  producing hot melt  bonded pocketed coil  constructions,

     and  products produced by  such method and apparatus.  B'Linea warrants and represents that it  has the full right,  title and interest to  the Patents and Patent  Applications and has  the unencumbered legal right  to transfer the Patents and  Patent Applications without reservation  including, except as stated in paragraph 1.2 below, the  reservation of any license  for itself or  a third  party. The  Patents and  Patent Applications  are more particularly described as follows:

         (a)  U.S. Patent  No. 5,016,305  to Suenens,  filed February  26, 1990,

     issued May 21, 1991;

         (b)  U.S. Patent  No. 5,126,004  to Suenens,  filed February  26, 1990,

     issued June 30, 1992;

         (c) U.S. Patent Application No. 07/864,318 (a divisional of U.S. Patent

     Application 484,849, Patent No. 5,126,004) filed April 6, 1992;

         (d) Canadian Patent Application Registration No. 2,026,822 filed

     October 3, 1990; and

         (e) Canadian Patent Application Registration No. 2,026,817 filed

     October 3, 1990.

         The transfer  of  the  Patents and  Patent  Applications  includes  all related  Patents or Patent  Applications, which include  any continuations,

     divisionals, continuations-in-part, or reissues thereof. B'Linea represents and warrants that the only related Patent or Patent Applications are listed in  paragraph 1.1 (a)-(e) above. Unless Simmons elects  at any time to do so, pending Canadian and U.S. patent applications will  be prosecuted by

     B'Linea, at  B'Linea's reasonable expense, through issuance, if ever.

     Simmons will be kept advised of  the status  of said  applications and will be  sent copies  of correspondence sent  to and received from  the relevant patent  office by B'Linea. After issuance, Simmons will attend,

     at its  expense, to assignment and maintenance of patents issuing from said applications.

         1.2  The  transactions  contemplated  hereby are  limited  to  and will include  only the  Patents  and  Technology as  defined  herein. Except  as provided in paragraph 1.3 below, Simmons agrees not  to sell, transfer,

     license, sublicense (or permit the same) the Patents and Patent

     Applications and the Technology, as described in Paragraph 2 below, to anyone for any use outside the United States and Canada produced with the

     Patents, Patent Applications or Technology, it being the  intention  of the  parties  that the  sale  or assignment  of the Patents and  Patent

     Applications  and Technology  is intended for  use solely and  exclusively within  the United States  and Canada  for the duration of the  Patents.

     However, this in no  way restricts the right of  Simmons  to sell products  anywhere in the world, produced  as disclosed in  patents held by Simmons, or produced under  technology independently developed by

     Simmons.

         1.3 Notwithstanding paragraph 1.2, Simmons may sell up to 2,500 units/

     year of bedding which  would be covered  by the Patents sold  under this

     Agreement, said sales  being limited  to non-U.S.  and Canadian countries in which  B'Linea has  no patents which  would cover  said units. This

     2,500 unit/year limitation expires with the Patents  in this Agreement covering said units, at which time Simmons may without  restriction make,

     use, or sell products or processes anywhere which are not covered by the

     Patents. To assist

     Simmons in avoiding  protected foreign countries, B'Linea  will send copies of foreign patents as they issue.

         1.4 This Agreement does  not include the sale, license,  lease or other transfer  of, or  use of,  any equipment  or machinery  (the "Equipment  or

     Machinery") manufactured or assembled by B'Linea in connection with the

     Patents and the Technology. If requested, B'Linea will agree to manufacture and assemble  the Equipment or  Machinery (or any components  thereof) upon prices, delivery schedules and other terms to be agreed upon.

         1.5 This Agreement does not include  any right, express or implied,  to obtain from B'Linea future patents or other technology.

         1.6 This agreement does not include a license back to B'Linea of any of the Patents or Patents issuing from the Patent Applications. This agreement likewise does  not  restrict the  rights  of  Simmons to  enforce  its  own patents.

         2.     Drawings; Specifications.   B'Linea agrees to  provide drawings,
                -------------------------

     specifications  and any  of the  documentation,  including computer  files,

     relating  to  the   Patents  and  Patent  Applications   (hereinafter  "the

     Technology") necessary to enable Simmons  to exploit the Patents and Patent

     Applications  transferred pursuant to  this Agreement, and  to manufacture,

     operate, and maintain the methods and apparatus embodying the Technology.

                3.   Purchase Price.
                     ---------------

                     (a) In consideration for the transfer of the

     Patents and  Patent Applications  and Technology, Simmons  agrees to  pay B

     Linea  the sum total  of $858.997.00 US  in three separate  payments as set forth in the following schedule:

         On or before 1/1/94 -  $267,667.00              = $267,667.00

         On or before 1/1/95 -  $267,666.00 + $37,263.00 = $304,930.00

         On or before 1/1/96 -  $267,666.00 + $18,734.00 = $286,400.00

                                              TOTAL        $858,997.00

         (b) In consideration for the  transfer of the Canadian Patents, Simmons agreed to pay B'Linea the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00)

     payable as follows. If the Canadian Patents are issued on or before January

     2, 1995, then Simmons will pay  immediately one-third of the Purchase Price

     (i.e., $67,667.00). The principal balance  of $133,333.00 will then be paid on January  2, 1995  and January  2, 1996  in two  equal installments  plus interest  at the  rate of  seven percent (7%)  per annum  from the  date of issuance until the date  of payment of the unpaid balance.  If the Canadian

     Patents are  issued after January 2, 1995 and  before January 2, 1996, then upon  issuance, Simmons  will  pay two-thirds  (i.e.,  $133,333.00) of  the

     Purchase Price  and the  unpaid balance of  one-third ($66,607.00)  will be paid on

     January 2, 1996 together with interest at the rate of seven percent

     (7%) from the date of issuance until January 2, 1996.

         If the Canadian Patents are issued after January 2, 1996, then the full amount of  the Purchase Price  ($200,000.00) will be paid  immediately upon issuance.

         (c)  Any  payments  for  the  U.S.  Patents,  Patent  Applications  and

     Technology  or for  the  Canadian  Patents not  made  when  due shall  bear interest at the rate of one and one-half percent (1-1/2%) per month.

         4.     Payment  Instructions. Transfer of  said funds shall  be made by
                -----------------------

     wire transfer in US dollars for B'Linea to the following account:

                    Doffermyre, Shields, Canfield
                        & Knowles Trust Account
                    Suite 1600
                    1355 Peachtree Street
                    Atlanta, Georgia 30309

     Wiring instructions will  be telecopied to Simmons, attention  J. Peterkin,

     at least two (2) business days prior to the date for the payment due.

         5.       Purchase  Money Security  Interest.  Contemporaneous with  the
                  -------------------------------------

     execution  of  this  Agreement,  Simmons  and  B'Linea  shall  execute  an

     Assignment,  a Security  Agreement and  a Financing  Statement in  the form attached as Exhibits A-1, A-2  and A-3 respectively, making the assignments contemplated hereby while
     granting to  B'Linea  a perfectible  security interest  in the Patents  and

     Patent  Applications and  Technology to  secure the unpaid balance of the

     Purchase Price and any other sums that Simmons may owe to B'Linea.

                6.   Invalidity of Patents.
                     ----------------------

                     (a) If all of the U.S. patents transferred from B

     Linea to  Simmons pursuant  to this Agreement  are invalidated  following a challenge presented to the U.S. Patent  Office or a U.S. court of law  by a third party, then B'Linea will refund to Simmons 80%  of all of the paid-up portion  of  the  purchase  price  set forth  herein,  and  Simmons  is not responsible for 80% of the remaining payments  due. If some but not all  of the U.S. Patents  are totally invalidated, then the  parties will negotiate in good faith a fair reduction of the 80% portion of the Purchase Price. If the parties cannot agree upon a fair reduction of the Purchase  Price, then the decision as to the amount by which the Purchase Price shall be adjusted shall be submitted to arbitration in accordance with paragraph 17 below.

         (b) If all of the Canadian patents transferred from B'Linea  to Simmons pursuant to this Agreement are invalidated following a  challenge presented to the Canadian Patent Office or a  Canadian court of law by a third party,

     then B'Linea will refund  to Simmons 20% of all of the paid-up portion  of the purchase price set
     forth  herein, and  Simmons is  not responsible  for 20%  of  the remaining

     payments due.     If some  but not all of the  Canadian Patents are totally

     invalidated, then the parties will negotiate in good faith a fair reduction of the  20% portion of the Purchase Price. If the parties cannot agree upon a fair reduction of the Purchase Price, then the decision as to  the amount by  which the  Purchase  Price  shall be  adjusted  shall be  submitted  to arbitration in accordance with paragraph 17 below.

         (c) If all of  the U.S. patents and  if, at the  same time, all of  the

     Canadian  patents transferred  from B  Linea  to Simmons  pursuant to  this

     Agreement are  invalidated following a  challenge presented to the  U.S. or

     Canadian Patent  Offices or  a U.S.  or Canadian  court of  law by  a third party,  then B  Linea will  refund to  Simmons 100%  of all of  the paid-up portion  of  the  purchase  price set  forth  herein,  and  Simmons  is not responsible for any of the remaining payments due.

         (d)  In  the event  the U.S.  or Canadian  Patent Office  or a  U.S. or

     Canadian court of law, upon a challenge made by a third  party, invalidates some, but not all, of the Patents, or if any of the  Patents are materially narrowed, then the parties will negotiate in good faith a fair reduction of the Purchase Price.  If the parties cannot  agree, then the decision  as to the amount by
     which  the  Purchase  Price  should  be  adjusted  shall  be  submitted  to arbitration in accordance with paragraph 17 below.

         In  the Event of arbitration  due to invalidity  or narrowing of patent coverage,  a primary  concern  will be  the amount  of  negative impact  on

     Simmons' sales and lost profits caused by said invalidation or narrowing of said Patents.

         7.      No Invalidating Claims.  No invalidating claims  have been made
                 -------------------------

     with  regard to  any  of  the  Patents and  Patent  Applications.  B  Linea

     represents and warrants that no arguments  or positions have been taken  by any third party to the effect that any of the patents  transferred pursuant to this agreement are invalid.

         8.       Technical Support.  Upon  request by  Simmons and  pursuant to
                  --------------------

     reasonable notice, B Linea agrees to provide technical  personnel for up to thirty days  per year, in no more  than three blocks of ten  days (or less)

     separated by at least thirty days,  to enable Simmons to build, commission,

     adjust,  and maintain  the assembly  machine disclosed  by the  Patents and

     Patent  Applications transferred pursuant to this  Agreement. B Linea shall also impart to Simmons, on a strictly confidential basis, any trade secrets related  to  the  design,  functioning  and  production operation  of  said machine. If such  assistance requires any of B Linea technical personnel to travel to the U.S., Simmons shall reimburse B Linea for out-of-pocket costs such as travel expenses and lodging incurred by B

     Linea during said assistance.

         9.    Inspection  of Machinery. Upon request by Simmons and pursuant to
               --------------------------

     reasonable notice,  Simmons  may make  a  visit to  the  B Linea  plant  in

     Brussels at  Simmons' expense to  inspect and learn  about the  machines to which the Patents and Patent Applications relate. There shall be no fee for such an inspection.

         10. Action Against Toledo. Simmons and B Linea may decide to take legal
             -----------------------

     action against Toledo Spring,  a Danish entity, to prevent the  sale of hot melt  bond pocketed  coil  constructions  produced  on  assembly  equipment similar  to B  Linea machines, in  European markets  for which B  Linea has patent  protection. Any decision to take such  action shall be made jointly with litigation expenses  and damages awarded to be  shared equally between

     Simmons and  B Linea.  Litigation expenses  include all  litigation-related attorney's fees incurred by  either Simmons or B Linea, as  well as out-of-

     pocket  expenses  incurred  by  said  attorneys such  as  court  costs  and transcription fees. If such action is required to be brought in the name of

     B Linea, B Linea shall lend its name to such action.

         11.  Notices.  Any   payment,  statement,  notice,  request   or  other
              ----------

     communication hereunder shall be deemed sufficiently given to the addressee when sent by certified mail to the address for each respective party specified below in this paragraph, or to such other address of which one party may  provide written notice to the other  during the term of this Agreement.

     If to Simmons:

                    Simmons Company
                    Attn: Legal Department
                    One Concourse Parkway
                    Suite 600
                    Atlanta, Georgia 30328

     If to B Linea:

                    Jacques Vanderstappen
                    N.V. B Linea
                    Huysmanslaan 107
                    B-1660 Beersel (LOT)
                    Belgium

     With a copy to:

                    Everette L. Doffermyre
                    Doffermyre, Shields, Canfield & Knowles
                    1355 Peachtree Street
                    Suite 1600
                    Atlanta, Georgia 30309

               12. Interest. Time is of the essence of this Agreement.
                   --------

     Any payments not paid when due shall bear interest at the rate of one  and one-half percent (1-1/2%) per month until paid.

         13. No Waiver. No waiver of any default, expressed or implied,  made by
             ---------

     either party hereto shall be binding  upon the party making such waiver  in the event of a subsequent default.

         14. Effective Date.       The effective date of  this Agreement is  the
             --------------

     date of execution by both parties.

         15.  Confidentiality.  Contemporaneous  with  the  execution  of   this
              ---------------

     Agreement,  the parties  shall execute  a Confidentiality Agreement  in the form attached as Exhibit B.

         16. Further Cooperation. The parties  agree to take such further action
             -------------------

     and to execute such additional documents as may be  reasonably necessary to effectuate  the intent  of  this  Agreement  and the  transactions  covered hereby.

         17.  Arbitration.  Any  dispute  concerning  the  performance  or  non-
              -----------

     performance  of  any provision  in  this  agreement  shall be  resolved  by

     arbitration  held in Atlanta,  Georgia, USA.     Such  arbitration shall be

     conducted   on  simultaneous  written  submissions  to  a  single,  neutral arbitrator followed by a hearing, lasting no more than two (2) days, before said arbitrator. The selection of the arbitrator and the arbitration itself shall be conducted  in accordance with the Commercial  Arbitration Rules of the  American  Arbitration  Association.  The  arbitrator's  fees  and  the prevailing party's fees shall be paid by the non-prevailing party.

         18. Controlling Law. The construction and performance of this Agreement
             ---------------

     shall be governed by the laws of the State of Georgia and the United States of America.

         19.  Entire Agreement.  This  Agreement, including  the  Assignment,
              ----------------

     Security Agreement,     Financing  Statement and Confidentiality  Agreement

     attached hereto as Exhibit A-1 through A-

     3 and Exhibit B,  sets forth the entire agreement and understanding between the  parties  as  to  the  subject  matter  hereof  and  merges  all  prior discussions between them, and neither of the  parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly  provided herein, or in any  written agreement  between the parties  executed subsequent  to the

     date  of  execution  hereof,  and   signed  by  a  proper  duly  authorized

     representatives of the party to be bound thereby.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by  its duly authorized representatives  on the respective dates entered below.

                                   SIMMONS COMPANY

                             By:   /s/ Joseph Ulicny
                                --------------------------------------------
                                Title: EXECUTIVE V.P. FINANCE/ADMINISTRATION
                                      --------------------------------------
                                Date:  12-7-93
                                     ---------------------------------------


                                N.V. B Linea

                             By:   /s/
                                --------------------------------------------
                                Title: GENERAL MANAGER/ADMINISTRATOR
                                      --------------------------------------
                                Date:  12-13-93
                                      --------------------------------------

                            CONFIDENTIALITY AGREEMENT
                            -------------------------

               This Agreement is made as of the 7th day of December, 1993,

     between B'Linea, a Company having its principal place of business at

     Beersel (LOT), Belgium ("B'Linea" or the "Disclosing Party") and Simmons

     Company,  a corporation having its principal  place of business at One Concourse  Parkway, Suite 600, Atlanta, Georgia  30328 ("Simmons" or

     the "Recipient").

                                W I T N E S S E T H
                                -------------------

         WHEREAS the Disclosing Party owns certain U.S. and Canadian patents and patent applications (the "Patents and Patent Applications") pertaining to a method  and  apparatus  for  producing  hot  melt  bonded  pocketed  coil constructions and related products; and

         WHEREAS  the Disclosing  Party and  the Recipient  are entering  into a

     Master  Agreement,  an  Assignment  and  a  Security  Agreement        (the

     "Agreements")      contemporaneously with  this Confidentiality  Agreement,

     pursuant to which B'Linea will assign its  right, title and interest in the

     Patents and Patent Applications in the United States and Canada to Simmons;

     and

         WHEREAS  the Agreements contemplate  the disclosure of  proprietary and confidential  information (the  "Confidential Information")  including, but not  limited to: (i)  drawings, specifications, documentation  and computer files relating  directly  to  the Patents  and  Patent  Applications;  (ii)

     certain technology and
     know how; (iii) technical assistance, both oral and documentary, pertaining to the design, construction, functioning, adjustment and maintenance of the assembly machine disclosed by the Patents and Patent Applications; and (iv)

     other information  intended to assist  the Recipient in realizing  the full value of the Patents and Patent Applications, and

         WHEREAS  the Disclosing  Party is  willing  to assign  the Patents  and

     Patent Applications only if the  Recipient ensures that the confidentiality of such Information is preserved and protected as set forth below,

         NOW, THEREFORE, in consideration of the assignment of the Patents and

     Patent  Applications, the disclosing of the Confidential  Information, and the Disclosing Party's reliance on the Recipient's undertakings herein, the parties agree as follows:

               1.    Confidentiality
                     ---------------

               Recipient will not disclose, communicate or publish


     Confidential  Information to  any person  or entity except  as specifically provided  in  this  agreement. Confidential  information  does  not include information  previously known or developed by the recipient, or information

     in  the  public  domain.        Recipient's   obligation  to  maintain  the

     Confidential Information  shall continue  in  perpetuity, unless  otherwise agreed to by the Disclosing  Party; provided, however, Recipient shall have no obligation to maintain
     the confidentiality of any given item of Confidential Information which has become part of  the public domain other than through the acts, omissions or fault (direct or indirect), of Recipient. If Confidential Information is in written form, such writings shall  be marked "Confidential" or "Secret" (or similarly)  by Disclosing Party.  If Confidential Information  is disclosed orally,  Disclosing Party  shall  at  the time  of  such disclosure  advise

     Recipient  as to  the  confidential nature  of  such disclosure.  Recipient agrees to  promptly notify the Disclosing Party  of any unauthorized use or disclosure  of  the  Confidential  Information,  and  to  take  prompt  and effective steps to  prevent a recurrence  of such  use or disclosure.  Such notification  and  correction  will not  preempt  or  waive  the Disclosing

     Party's  right  to  pursue  other  remedies for  unauthorized  use  of  the

     Confidential Information, as provided in paragraph three (3) below.

         2. Need-to-Know Disclosure
            -----------------------

         Disclosing Party will  disclose Confidential Information on  a need-to-

     know basis.    Recipient will only disclose the Confidential Information to its employees  on a need-to-know basis. In no event will Recipient disclose the  Confidential Information  to any  third party  without  the Disclosing

     Party's  prior  written  consent. Recipient  shall  immediately  advise its employees and others  to whom the Confidential Information  is disclosed of their
     strict secrecy obligations under this  agreement. Recipient shall take  all necessary steps  to insure that  the confidentiality of the  Information is securely maintained and that the Confidential Information is used only as permitted in this Agreement.


         3. Remedies
            --------

         Recipient  acknowledges that  failure to  perform  its obligations  and undertakings pursuant to this agreement may result in irreparable injury to

     Disclosing  Party. Accordingly,  Recipient  agrees  that,  in  addition  to remedies  otherwise  available,  its obligations  and  undertakings  may be

     enforced by an order of specific performance,  by   restraining

     order, and/or by injunction.


         4. Notices
            -------

         Any  notice, request or  other communication hereunder  shall be deemed sufficiently  given to  the addressee  when sent by  certified mail  to the address for each respective party specified below in this paragraph, or to such other address of which one party may provide written notice to the other during the term of this Agreement.

     If to Recipient:

                    Simmons Company
                    Attn: Legal Department
                    One Concourse Parkway
                    Suite 600
                    Atlanta, Georgia 30328

     If to Disclosing Party:

                    Jacques Vanderstappen
                    N.V. B Linea
                    Huysmanslaan 107
                    B-1660 Beersel (LOT)
                    Belgium

          With a copy to:

                    Everette L. Doffermyre
                    Doffermyre, Shields, Canfield & Knowles
                    1355 Peachtree Street
                    Suite 1600
                    Atlanta, Georgia 30309


         5. No Waiver
            ---------

         No  waiver of any default,  expressed or implied,  made by either party hereto shall be binding upon the party making such

     waiver in the event of a subsequent default.


         6. Effective Date
            --------------

         The effective date of this Agreement is the date of execution by both parties.


         7. Arbitration
            -----------

         Any  dispute concerning  the  performance  or  non-performance  of  any provision  in this  agreement  shall  be resolved  by  arbitration held  in

     Atlanta,   Georgia,   USA.   Such  arbitration   shall   be   conducted  on

     simultaneous written submissions to a single, neutral arbitrator followed by a hearing,  lasting no more than two  (2) days, before said arbitrator.

     The selection of the arbitrator and the
     arbitration  itself shall be  conducted in  accordance with  the Commercial

     Arbitration Rules of the American Arbitration Association. The arbitrator's fees and the prevailing party's fees shall be paid by the non-prevailing party.

         8. Controlling Law
            ---------------

         The construction and performance of this Agreement shall be governed by the laws of the State of Georgia and the United States of America.

         9. Entire Agreement
            ----------------

         This  Agreement sets  forth  the  entire  agreement  and  understanding between the parties as to  the confidentiality of information pertaining to the  Patents and  Patent  Applications and  merges  all  prior discussions between  the  parties.  Neither  of  the  parties  shall  be  bound  by any conditions, definitions, warranties, understandings or representations with respect  to the Confidential  Information other than  as expressly provided herein, or in any written agreement between the parties executed subsequent to the date  of execution hereof,  and signed by  a proper duly  authorized representatives of the party to be bound thereby.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed  in duplicate originals by  its duly authorized representatives on the respective dates entered below.

                              SIMMONS COMPANY


                              By: /s/ Joseph Ulicny
                                 -------------------------------------------
                                  Title: EXECUTIVE VP-FINANCE/ADMINISTRATION
                                         -----------------------------------
                                  Date:   12-7-93
                                         -----------------------------------

                              N. V. B'Linea


                              By: /s/
                                 -------------------------------------------
                                  Title: GENERAL MANAGER, ADMINSTRATOR
                                        ------------------------------------
                                  Date:  12-13-93
                                       -------------------------------------

     6. Schedule of Covered Collateral

     (a)  U.S. Patent No. 5,016,305, issued to Suenens on May 21, 1991.

     (b)  U.S. Patent No. 5,126,004, issued to Suenens on June 30, 1992.

     (c) U.S. Patent Application No. 07/864,318 (a division of U.S. Patent Application 484,489, Patent No. 5,126,004) filed April 6, 1992.

     (d) Canadian Patent Application Registration No. 2,026,822, filed October 3, 1990.

     (e) Canadian Patent Application Registration No. 2,026,817, filed October 3, 1990.

     (f)  All Patents and  Patent Applications related to those specified above,
          including  any  continuations,   divisions,  continuations-in-part  or
          reissues thereof.

[LOGO]


     December 30, 1993

     Daniel H. Popky
     Arthur Andersen & Co.
     133 Peachtree Street NE
     Atlanta, Georgia 30303-1846

     Dear Dan:

     Simmons Company entered into a transaction with NV B Linea (B Linea) regarding the purchase of certain patent rights. I have attached all information available to me regarding the transaction; such information includes the Master Agreement, Assignment, Security Agreement and Confidentiality Agreement.

     The transaction, in essence, involves the purchase of certain US Patents and Patent Applications for the amount of $803,000 and the purchase of certain Canadian Patents and Patent Applications for the amount of $200,000 (note that section 3(b) of the Master Agreement seems to imply purchase amounts of $201,000, $199,940 and $200,000 depending upon the issue date of the Canadian patents; these may be drafting errors). These payments are paid over a period of time as outlined in the agreements.

     In accounting for this transaction, it would appear that the patents would be recorded in the financial statements as assets at their cost and amortized over their remaining life. A liability would be recorded for amounts payable under the agreements.

     Accordingly, patents would be recorded for $1,003,000 and a liability would be recorded for $1,003,000. Amounts paid in excess of $1,003,000 would be recorded as interest expense. Patent amortization expense would be recorded each year based upon the remaining life of the patent. Cost allocated to the patent applications would not be amortized until such time as an actual patent is issued.

     As of this date, two US patents have been issued, one US patent application is outstanding and two Canadian patent applications are outstanding. To my knowledge, no specific purchase price allocation was made to the patents or patent applications; absent additional information, I suggest that the US patents and patent application be allocated each one-third of the $803,000 purchase price and the Canadian patent applications be allocated each one-half of the $200,000 purchase price. As things now stand, allocated cost and amortization would be as follows:

                                           Allocated          Monthly
                                              Cost         Amortization
     US Patent # 5016305                    $267,667           $1,547
     US Patent # 5126004                    $267,667           $1,439
     US Patent Application                  $267,666               $0
     Canadian Patent Applications           $200,000               $0

     Dan Popky
     December 30, 1993

     Please review the attached documents and determine that our accounting for the transaction is correct. Please call me if you have any questions or require further information.

     Sincerely,

     /s/ Roger Franklin

     Roger W. Franklin
     Vice President, Treasurer

     Enclosures -

     cc: Joe Ulicny (w/o encl.)
         John Peterken (w/o encl.)
         George Freyre
         Karen Garrett
         Beth Eaton